EXHIBIT 99.1

El Pollo Loco, Inc. Announces Results for the 13 Weeks and

26 Weeks ended June 29, 2005

IRVINE, CA.—(BUSINESS WIRE)—August 11, 2005—El Pollo Loco, Inc. today reported results for its 13 week second quarter and 26 weeks ended June 29, 2005. For simplicity of presentation, the Company has described the 13 week second quarters and 26 week periods ended June 29, 2005 and June 30, 2004 as June 30, 2005 and June 30, 2004, respectively.

El Pollo Loco reported operating revenues for the 13 weeks ended June 30, 2005 of $61.2 million, which is an increase of $5.5 million, or 9.8%, over operating revenues for the 13 weeks ended June 30, 2004 of $55.7 million. Operating revenues include both sales at company-operated stores and franchise revenues. Same store sales for the system, which includes sales from both company-operated and franchised stores, increased 9.4% in the second quarter of fiscal 2005; company-operated restaurant same store sales increased 8.8% and franchise restaurant same store sales increased 9.9%.

Operating income for the second quarter of fiscal 2005 was $7.0 million, an increase of $3.9 million, or 125.1%, from the second quarter of 2004 operating income of $3.1 million. A 1.5% reduction in payroll and benefit expenses as a percentage of sales to 25.4% for the second quarter of 2005 from 26.9% for the second quarter of 2004 contributed to this increase. In addition, advertising expense decreased by $0.4 million to 4.4% of restaurant revenue for the second quarter of 2005 compared to 5.6% of restaurant revenue for the second quarter of 2004 due to the timing of advertising expenditures.

Also contributing to the increase in operating income was a $1.5 million decrease in general and administrative expenses for bonuses accrued for option holders related to the revaluation of stock options in the second quarter of 2004, partially offset by a $0.4 million increase in outside services expense, which is primarily attributed to implementation costs of the Sarbanes-Oxley Act of 2002, and also by an impairment charge of $0.9 million, which was recorded by the Company for one under-performing company-operated store that will continue to operate.

Interest expense decreased by $0.2 million to $3.3 million in the second quarter of 2005 from $3.5 million in the second quarter of 2004 due to lower average debt balances.

Our provision for income taxes consisted of income tax expense of $1.4 million and an income tax benefit of $(0.2) million for the 13 weeks ended June 30, 2005 and 2004, respectively.

As a result of the above, net income for the second quarter of fiscal 2005 was $2.3 million, which was an increase of $2.6 million from the second quarter 2004 net loss of $0.3 million.

EBITDA for the second quarter of fiscal 2005 was $10.6 million, an increase of $4.2 million, or 64.7%, from second quarter 2004 EBITDA of $6.4 million. This increase is primarily due to the operating income factors described above. EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA and its uses and limitations are discussed further under “Non-GAAP Financial Measures,” below.

Operating revenues for the 26-week period ended June 30, 2005 were $115.8 million, which was an increase of $6.3 million, or 5.8%, over operating revenues for the 26 weeks ended June 30, 2004 of $109.5 million. Same store sales for the system increased 6.1% for the 26 weeks ended June 30, 2005; company-operated restaurant same store sales increased 4.6% and franchise restaurant same store sales increased 7.6%.

Operating income for the 26 weeks ended June 30, 2005 was $12.0 million, which was an increase of $2.6 million, or 26.8% over operating income of $9.4 million for the 26 weeks ended June 30, 2004.

Interest expense decreased $0.4 million, or 5.4%, to $6.7 million for the 26-week period ended June 30, 2005 from $7.1 million for the 26-week period ended June 30, 2004 due to lower average debt balances.

Net income for the 26 weeks ended June 30, 2005 was $3.2 million, an increase of $1.9 million, or 142.8%, from net income for the 26 weeks ended June 30, 2004 of $1.3 million.

EBITDA for the 26 weeks ended June 30, 2005 was $19.0 million, an increase of $3.0 million, or 19.0%, over EBITDA of $16.0 million for the 26 weeks ended June 30, 2004.

Stephen E. Carley, president and CEO of El Pollo Loco, Inc. said, “The second quarter results show the progress we made in sales growth and labor cost controls. Our promotions celebrating our 25th Anniversary that offered 25 cent tacos al carbon with the purchase of an 8, 10 or 12 piece meal, along with a “Loco Favorites” menu that offered a taco al carbon, BRC (beans/rice/cheese) burrito, leg or thigh, churro, or cheese quesadilla for $1.00 each were successful in bringing additional customers into our stores. We designed these promotions to focus on driving purchases of our family meals and by offering menu items that our customers could add to their meals, all without sacrificing margins. In fact, our gross margin remained steady at 68.4% of sales for the second quarter of 2005 compared to 68.5% for the second quarter of 2004.”

Mr. Carley added, “During the second quarter, we opened three company stores and three franchise stores. Additionally, we are pleased to announce the signing of new development agreements with experienced restaurateurs in New England and in portions of New York and New Jersey. The two development agreements are for commitments for the opening of 19 El Pollo Loco restaurants with options to open an additional 36 restaurants in these areas. With these new development agreements, we now have a total of 20 franchisees with development agreements totaling 140 restaurants to be built in 14 states.”

El Pollo Loco’s store count changes for the 26 weeks ended June 30, 2005 are as follows:

	Company	Franchised Stores	Total
December 29, 2004	137	185	322
Q1 - Opened	0	1	1
Q1 - Closed	(1)	(1)	(2)

March 30, 2005	136	185	321
Q2 – Opened	3	3	6

June 30, 2005	139	188	327

El Pollo Loco currently operates 327 restaurants, located principally in California, with additional restaurants in Arizona, Nevada and Texas. Headquartered in Irvine, California, El Pollo Loco, Inc. is a privately held company owned by affiliates of New York-based equity investment firm American Securities Capital Partners, L.P. and Company management. The chain offers a wide variety of contemporary Mexican-influenced entrees (Pollo Bowls®, Pollo Salads, specialty chicken burritos and more) in addition to individual and family meal quantities of its famous citrus-marinated, flame-grilled chicken. The chicken is served with steaming tortillas, freshly prepared salsas and a wide assortment of side dishes.

Non–GAAP Financial Measures

Included above are franchise and system-wide comparable sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all company-owned stores and franchise-owned stores, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.

EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating EBITDA. Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. The most comparable measure to EBITDA in accordance with GAAP is net income. A reconciliation of EBITDA to net income is shown in the table below:

RECONCILIATION OF EBITDA TO NET INCOME

	13 Weeks Ended June 30		26 Weeks Ended June 30
Dollars in thousands	2004	2005	2004	2005
Net income (loss)	$(270)	$2,323	$1,329	$3,226
Adjustments:
Income tax provision (benefit)	(157)	1,369	977	1,996
Interest expense, net	3,537	3,307	7,119	6,733
Depreciation and Amortization	3,320	3,592	6,563	7,077

EBITDA	$6,430	$10,591	$15,988	$19,032

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes “forward-looking statements” as that term is defined by federal securities laws. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” “could” or words or phrases of similar meaning. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Also, these forward-looking statements present our estimates and assumptions only as of the date of this press release. Statements about our past performance are not necessarily indicative of future results. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, our substantial level of indebtedness, food-borne-illness incidents, increases in the cost of chicken, our dependence upon frequent deliveries of food and other supplies, our vulnerability to changes in consumer preferences and economic conditions, our sensitivity to events and conditions in the greater Los Angeles area, our ability to compete successfully with other quick service and fast casual restaurants, our ability to expand into new markets, our reliance in part on our franchisees, our ability to support our expanding franchise system, litigation we face in connection with our operations, the possibility of unforeseen events affecting the industry in general and other risk factors listed from time to time in our reports. filed with the Securities and Exchange Commission.

EL POLLO LOCO, INC.

(A Wholly Owned Subsidiary of EPL Intermediate, Inc.)

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	13 Weeks Ended June 30,		26 Weeks Ended June 30,
	2004	2005	2004	2005
	(as restated, Note 1.)		(as restated, Note 1.)
OPERATING REVENUE:
Restaurant revenue	$52,150	$57,176	$102,604	$108,335
Franchise revenue	3,539	3,990	6,926	7,501

Total operating revenue	55,689	61,166	109,530	115,836

OPERATING EXPENSES:
Product cost	16,407	18,089	31,961	34,302
Payroll and benefits	14,020	14,521	28,027	28,094
Depreciation and amortization	3,321	3,595	6,563	7,077
Other operating expenses	18,832	17,961	33,554	34,408

Total operating expenses	52,579	54,167	100,105	103,881

OPERATING INCOME	3,110	6,999	9,425	11,955
INTEREST EXPENSE, net	3,537	3,307	7,119	6,733

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(427)	3,692	2,306	5,222
PROVISION (BENEFIT) FOR INCOME TAXES	(157)	1,369	977	1,996

NET INCOME (LOSS)	$(270)	$2,324	$1,329	$3,227

1.	See discussion of the restatement of the 13 and 26 weeks ended June 30, 2004 in the Company’s Form 10-K, for the fiscal year ended December 29, 2004, which was filed with the Securities and Exchange Commission on March 29, 2005

	13 Weeks Ended June 30,
	2004	2005
Income Statement Data:
Restaurant revenue	100.0%	100.0%
Product cost	31.5	31.6
Payroll and benefits	26.9	25.4
Depreciation and amortization	6.4	6.3
Other operating expenses	36.1	31.4
Operating income	6.0	12.2
Interest expense	6.8	5.8
Income (loss) before income taxes	(0.8)	6.5
Net income (loss)	(0.5)	4.1
Supplementary Income Statement Data:
Restaurant other operating expense	20.9	18.4
Franchise expense	1.9	1.4
General and administrative expense	13.3	11.6
Total other operating expenses	36.1	31.4

	26 Weeks Ended June 30,
	2004	2005
Income Statement Data:
Restaurant revenue	100.0%	100.0%
Product cost	31.1	31.7
Payroll and benefits	27.3	25.9
Depreciation and amortization	6.4	6.5
Other operating expenses	32.7	31.8
Operating income	9.2	11.0
Interest expense	6.9	6.2
Income before income taxes	2.2	4.8
Net income	1.3	3.0
Supplementary Income Statement Data:
Restaurant other operating expense	19.6	18.9
Franchise expense	1.7	1.4
General and administrative expense	11.4	11.5
Total other operating expenses	32.7	31.8

EL POLLO LOCO, INC.

(A Wholly Owned Subsidiary of EPL Intermediate, Inc.)

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	26 Weeks Ended June 30,
	2004	2005
	(as restated, Note 1.)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,329	$3,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and intangible assets	6,563	7,077
(Gain) loss on disposal of assets	159	(143)
Asset impairment	—	1,047
Amortization of deferred financing costs	589	629
Changes in operating assets and liabilities:
Notes and accounts receivable – net	(147)	(342)
Inventories	140	32
Prepaid expenses and other current assets	(402)	(479)
Income taxes receivable / payable	779	1,994
Other assets	11	(220)
Accounts payable	(119)	1,188
Accrued salaries and vacation	(2,224)	(715)
Accrued insurance	413	94
Accrued interest	189	25
Accrued advertising	1,899	264
Other accrued expenses and current and noncurrent liabilities	(449)	157

Net cash provided by operating activities	8,730	13,834

CASH FLOW FROM INVESTING ACTIVITIES:
Proceeds from asset disposition	—	483
Purchase of other assets	—	(1,086)
Purchase of franchise restaurants – net of cash required	(2,421)	—
Purchase of property	(5,691)	(6,169)

Net cash used in investing activities	(8,112)	(6,772)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of obligations under capital leases	(599)	(653)
Payments on notes payable	(2,224)	(2,697)
Deferred financing costs	(1,431)	—

Net cash used in financing activities	(4,254)	(3,350)

(Continued)

EL POLLO LOCO, INC.

(A Wholly Owned Subsidiary of EPL Intermediate, Inc.)

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	26 Weeks Ended June 30,
	2004	2005
	(as restated, Note 1.)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(3,636)	$3,712
CASH AND CASH EQUIVALENTS—Beginning of period	5,353	5,587

CASH AND CASH EQUIVALENTS—End of period	$1,717	$9,299

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Cash paid during the period for:
Interest	$5,389	$5,509

Income taxes	$197	$—

As of June 30, 2004 and 2005, the Company had included in accounts payable $605,000 and $750,000, respectively, for the purchase of property and equipment.

1.	See discussion of the restatement of the 13 and 26 weeks ended June 30, 2004 in the Company’s Form 10-K, for the fiscal year ended December 29, 2004, which was filed with the Securities and Exchange Commission on March 29, 2005

(Concluded)

EL POLLO LOCO, INC.

(A Wholly Owned Subsidiary of EPL Intermediate, Inc.)

CONDENSED BALANCE SHEETS (UNAUDITED)

(In thousands)

	DECEMBER 29, 2004	JUNE 30, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,587	$9,299
Notes and accounts receivable—net	2,714	3,056
Inventories	1,136	1,104
Prepaid expenses and other current assets	2,510	2,989
Income taxes receivable	649	—
Deferred income taxes	4,150	4,150

Total current assets	16,746	20,598

PROPERTY OWNED—Net	59,469	59,471

PROPERTY HELD UNDER CAPITAL LEASES—Net	4,634	4,081

GOODWILL—Net	38,989	38,674
DOMESTIC TRADEMARKS—Net	19,800	19,800
OTHER INTANGIBLE ASSETS—Net	23,532	22,224
OTHER ASSETS	784	2,090

TOTAL ASSETS	$163,954	$166,938

EL POLLO LOCO, INC.

(A Wholly Owned Subsidiary of EPL Intermediate, Inc.)

CONDENSED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	DECEMBER 29, 2004	JUNE 30, 2005
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Current portion of notes payable to SunTrust Bank	$3,667	$3,224
Current portion of obligations under capital leases	1,296	1,165
Current portion of other notes payable	619	610
Accounts payable	8,048	9,986
Accrued salaries	4,517	3,546
Accrued vacation	1,467	1,723
Accrued insurance	3,293	3,387
Accrued income taxes payable	—	1,345
Accrued interest	488	513
Accrued advertising	264	528
Other accrued expenses and current liabilities	4,248	4,583

Total current liabilities	27,907	30,610

NONCURRENT LIABILITIES:
Senior secured notes	110,000	110,000
Notes payable to SunTrust Bank—less current portion	3,667	1,612
Obligations under capital leases—less current portion	6,430	5,908
Other notes payable—less current portion	1,193	1,003
Deferred income taxes	4,672	4,672
Other noncurrent liabilities	9,576	9,398

Total noncurrent liabilities	135,538	132,593

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S EQUITY
Common stock, $.01 par value—20,000 shares authorized; 100 shares issued and outstanding
Additional paid-in-capital	315	315
Retained earnings	194	3,420

Total stockholder’s equity	509	3,735

TOTAL	$163,954	$166,938